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                                                                   EXHIBIT 10.12

                              CONNETICS CORPORATION

                           CHANGE OF CONTROL AGREEMENT

        This Change of Control Agreement (the "Agreement") is made and entered into effective as of ___________, 2001 (the "Effective Date"), by and between _____________________ (the "Employee") and Connetics Corporation, a Delaware corporation ("Connetics"). Certain capitalized terms used in this Agreement are defined in Section 1 below.

                                 R E C I T A L S

        A. It is expected that Connetics from time to time will consider the possibility of a Change of Control, as defined in this Agreement. The Board of Directors of Connetics (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

        B. The Board believes that it is in the best interests of Connetics and its stockholders to provide the Employee with an incentive to continue his or her employment and to maximize the value of Connetics upon a Change of Control for the benefit of its stockholders.

        C. In order to encourage the Employee to remain with Connetics notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment under certain circumstances following a Change of Control.

        D. This agreement supersedes any and all prior agreements that have as their primary purpose the provision of benefits upon termination of employment under certain circumstances following a Change of Control.

                                    AGREEMENT

        In consideration of the mutual covenants contained in this Agreement and the continued employment of Employee by Connetics, the parties agree as follows:

        1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

           (a) Cause. "Cause" shall mean (i) any act of dishonesty taken by the Employee in connection with his or her responsibilities as an employee which is intended to result in personal enrichment of the Employee, (ii) Employee's conviction of a felony that the Board believes has had or will have a material detrimental effect on Connetics' reputation or business, (iii) a willful act or willful failure to act by the Employee that constitutes misconduct and is injurious to Connetics, (iv) any material breach of any agreement with Connetics, or (v) continued willful violations by the Employee of the Employee's obligations to Connetics or responsibilities/duties as an employee after

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there has been delivered to the Employee a written demand for performance from
Connetics which describes the basis for Connetics' belief that the Employee has not substantially performed his or her duties.

           (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

               (i) the approval by Connetics' shareholders of a merger or consolidation of Connetics with any other corporation, other than a merger or consolidation which would result in the voting securities of Connetics outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Connetics or such surviving entity outstanding immediately after such merger or consolidation;

               (ii) the approval by Connetics' shareholders of a plan of complete liquidation of Connetics or an agreement for the sale or disposition by Connetics of all or substantially all of Connetics' assets;

               (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Connetics representing 50% or more of the total voting power represented by Connetics' then outstanding voting securities; or

               (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of Connetics as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of Connetics.

           (c) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of Connetics being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of Connetics remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination;" (ii) without the Employee's express written consent, a significant reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) without the Employee's express written consent, a reduction by Connetics of the Employee's base salary as in effect immediately prior to such reduction; (iv) without the Employee's express written consent, a material reduction by Connetics in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee to a


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facility or a location more than fifty (50) miles from his or her current location; (vi) any termination of the Employee by Connetics that is not effected for Cause or for which the grounds relied upon are not valid; or (vii) the failure of Connetics to obtain the assumption of this Agreement by any successors contemplated in Section 7 below.

           (d) Termination Date. "Termination Date" shall mean the effective date of any notice of termination delivered by one party to the other under this Agreement.

        2. Term of Agreement. This Agreement shall terminate on the earlier of
(a) the date that all obligations of the parties under this Agreement have been satisfied or (b) on the date, prior to a Change of Control, the Employee is no longer employed by Connetics.

        3. At-Will Employment. Connetics and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If, prior to any Change of Control, the Employee leaves the employment of Connetics either voluntarily or involuntarily for any reason, this Agreement will terminated by Operation of Section 2 and the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as may otherwise be established under Connetics' then existing employee benefit plans or policies at the Termination Date, or as otherwise agreed by the parties at such time.

        4. Option Acceleration Upon A Change of Control. If a Change of Control occurs while the Employee is employed by Connetics, regardless of whether Employee's employment relationship with Connetics continues following such Change of Control, then (a) all stock options granted by Connetics to the Employee prior to the Change of Control shall become fully vested and exercisable as of the date of the Change of Control to the extent such stock options are outstanding and unexercisable at the time of such termination ,and
(b) all stock subject to a right of repurchase by Connetics (or its successor) that was purchased prior to the Change of Control shall have such right of repurchase lapse with respect to all of such shares.

        5. Severance Benefits In the Event of an Involuntary Termination.

           (a) Termination Following A Change of Control. If the Employee's employment with Connetics terminates as a result of an Involuntary Termination at any time within twenty-four (24) months after a Change of Control, Employee shall be entitled to the following severance benefits:

               (i) 2.00 times the Employee's base salary and bonus as in effect as of the Termination Date, less applicable withholding, payable in a lump sum within thirty (30) days of the Termination Date;

               (ii) the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee on the day immediately preceding the day of the Employee's termination of employment for a period of twenty-four (24) months; and

               (iii) outplacement/administrative support for a period of six (6) months following the Termination Date.

           (b) Termination Apart from a Change of Control. If the Employee's employment with Connetics terminates other than as a result of an Involuntary Termination within twenty-four


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(24) months following a Change of Control, then the Employee shall not be entitled to receive severance or other benefits as described in this Section 5(b), but may be eligible for those benefits (if any) as may then be established under Connetics' then existing severance and benefits plans and policies at the time of such termination.

           (c) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) Connetics shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) Connetics shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Employee, Connetics shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of Connetics prior to the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law.

        6. Limitation on Payments. In the event that the option acceleration, severance or other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of
Section 280G of the Code, and (ii) would be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then Employee's benefits under this Agreement shall be either

           (a) delivered in full, or

           (b) delivered to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under
Section 4999 of the Code.

        Unless Connetics and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by Connetics' independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and Connetics for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. Connetics and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. Connetics shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

        7. Successors.

           (a) Company's Successors. Any successor to Connetics (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of Connetics' business and/or assets shall assume Connetics' obligations under this Agreement and agree expressly to perform Connetics' obligations under this Agreement in the same manner and to the same extent as Connetics would be required to perform such obligations in the


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absence of a succession. For all purposes under this Agreement, the term
"Company" shall include any successor to Connetics' business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

           (b) Employee's Successors. Without the written consent of Connetics, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        8. Notices.

           (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when they are personally delivered or when they are mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which the Employee most recently communicated to Connetics in writing. In the case of Connetics, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

           (b) Notice of Termination. Any termination by Connetics for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party to this Agreement given in accordance with this Section. Such notice shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and (iii) specify the Termination Date (which shall be not more than 30 days after the giving of such notice). If the Employee fails to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination, that failure shall not waive any right of the Employee under this Agreement or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights under this Agreement.

        9. Arbitration.

           (a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination of this Agreement, shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

           (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any


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action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

           (c) Employee understands that nothing in this Section modifies Employee's at-will employment status. Either Employee or Connetics can terminate the employment relationship at any time, with or without Cause.

           (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION OF THIS AGREEMENT TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING
CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT;
            BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE, DEFAMATION;

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR
            MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq; AND

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND
            REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

        10. Miscellaneous Provisions.

            (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

            (b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of Connetics (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the


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other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Integration. This Agreement and any outstanding stock option agreements and restricted stock purchase agreements referenced in this Agreement represent the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, whether written or oral, with respect to this Agreement and any stock option agreement or restricted stock purchase agreement.

            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

            (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

            (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Connetics by its duly authorized officer, as of the day and year first written above.

COMPANY:                     CONNETICS CORPORATION

                             By:
                                ----------------------------------------

                             Title:
                                   -------------------------------------

EMPLOYEE:                    -------------------------------------------
                             Signature

                             -------------------------------------------
                             Printed Name


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